Exhibit 99.1

20 August 2024

Flutter Entertainment plc (the “Company”)

Director/PDMR Shareholding

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Peter Jackson

2	Reason for the notification

a)	Position/status	Chief Executive Officer

b)	Initial notification /Amendment	Initial Notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	Flutter Entertainment plc

b)	LEI	635400EG4YIJLJMZJ782

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Flutter Entertainment plc ordinary shares of EUR0.09 each (“Flutter Shares”) IE00BWT6H894

b)	Nature of the transaction	Grant of 13,432 restricted share units (“RSUs”) and 40,297 performance share units (“PSUs”) under the Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0.00	13,432 Ordinary Shares
40,297 Ordinary Shares

d)	Aggregated information - Aggregated volume - Price	53,729 ordinary shares of EUR0.09 each. £0.00

e)	Date of the transaction	19 August 2024

f)	Place of the transaction	Outside a trading venue

g)	Additional information

The RSUs have a grant date fair value equal to 200% of Total Salary and the PSUs have a grant date fair value equal to 600% of Total Salary at target and 1,200% of Total Salary at maximum. The RSUs will vest in three equal instalments over three years from the date of grant as follows:

19 August 2025 (4,477 shares)

19 August 2026 (4,477 shares)

19 August 2027 (4,478 shares)

The PSUs will cliff vest on 19 August 2027, being three years from the date of grant, subject to the achievement of certain performance targets.